Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-237416) on Form S-4 of FB Financial Corporation of our report dated March 16, 2018 relating to the consolidated financial statements of FB Financial Corporation, appearing in the Annual Report on Form 10-K of FB Financial Corporation for the year ended December 31, 2019.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP

Jacksonville, Florida
April 29, 2020